Preliminary Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(6) Project Atlas – Preliminary Oslo Valuation Materials November 2018Preliminary Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(6) Project Atlas – Preliminary Oslo Valuation Materials November 2018

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Overview

KEY OBSERVATIONS ON OSLO'S EARNINGS / OUTLOOK

- Oslo earnings are currently at trough, reflecting management's cycle view and decision to keep "powder dry"
  - Overall $15B of shadow AUM = ~$200M of additional management fees per year
  - Distressed debt Xb Fund with $8.9B in AUM; only charging fees on drawn capital ($440M), but will charge on committed capital (+$128M / year vs. 2018) as soon as Oaktree elects to start the investment period
  - Have been "net seller" in recent years: since 2016 $22B of realizations and $14B of deployments in closed-end funds
- Emergence from trough is only a matter of timing, not dependent on additional capital raising, performance or other business risks
  - Size of BBB / BIG credit outstanding indicates significantly larger and longer opportunity this cycle
  - Growing confidence that 2019 is start of this cycle
- Management's conservative forecasts do not indicate business returning to "full" FRE earnings power until 2020 / 2021

KEY VALUATION OBSERVATIONS

- Current stock price is just above the five-year and all-time lows
- Oslo's current stock price does not capture the "built in" nature of a return to full earnings power
- Oslo's current stock price also does not reflect full value based on sum-of-the-parts methodology
  - Using Berlin's publicized valuation methodology of 20x/10x yields a price of $60.18 based on 2019E earnings; Applying the same methodology to 2020E earnings would imply a price of $66.17
- We believe these aspects will inevitably return Oslo to historical trading levels in the next couple years
- Historical range of premiums paid in transactions would indicate an M&A price in low to mid $50s (off current trading levels)...and beyond that if credit is given to upside in the stock

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2

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Oslo Financial Highlights

($ in millions, except as otherwise stated)

ASSETS UNDER MANAGEMENT ($B)


Management Fees ($M):
$847
$815
$790
$871
$962
$121.8
$123.9
$128.2
$136.2
$147.1
$100.1
$104.3
$103.2
$117.9
$127.2
2016A
2017A
2018E
2019E
2020E
Mgmt. Fee Generating AUM
Other AUM

DRY POWDER BREAKDOWN[1]

$15B of shadow AUM with a blended fee rate of 1.35%


Strategic Credit 2%
European Principal 2%
Other 10%
Infrastructure 5%
Opps X 5%
Special Situations 8%
Opps Xb 39%
Real Estate 20%
U.S. / European Private Debt 9%

Total Dry Powder: $21.4B

PRE-TAX ECONOMIC NET INCOME (ENI)


$707
$675
$541
$689
$814
2016A
2017A
2018E
2019E
2020E

DISTRIBUTABLE EARNINGS[2]


$529
$720
$658
$721
$767
2016A
2017A
2018E
2019E
2020E

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Source: Oslo Management forecast
Notes: (1) As of 9/30/2018
(2) After operating group taxes

3

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Indicative Valuation Summary IMPLIED P / (3) 2020E ENI RANGE METHODOLOGY IMPLIED SHARE PRICE RANGE Stand-Alone Trading Valuation: Current: $39.99 Excludes Control Premium 8.3x 10.1x $38.65 $46.80 52-Week Trading Range $38.00 $50.00 Trading Comparables (see page 6) 8.2x 10.8x Based on Management forecast $50.05 $60.18 (1) Sum of the Parts (see page 7) 10.8x 13.0x Based on Management forecast; Separately values FRE, incentive fees and balance sheet Berlin Methodology Precedent Premia Paid (2) Premia Paid Analysis - Current Price 10.7x 11.9x 23.6% - 38.0% Premium $49.42 $55.20 (2) Premia Paid Analysis - Midpoint of Trading Comparables 11.7x 13.1x $54.38 $60.74 23.6% - 38.0% Premium $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 Source: Company filings, Oslo Management, FactSet as of 11/16/2018 Notes: (1) Sum-of-the-parts analysis assumes balance sheet items valued at book (2) Based on 25th percentile to 75th percentile of precedent premiums paid (3) Based on Oslo Management forecasted ENI per share of $4.63 4Preliminary Draft – Not for Reliance; Subject to Change and Further Review Indicative Valuation Summary IMPLIED P / (3) 2020E ENI RANGE METHODOLOGY IMPLIED SHARE PRICE RANGE Stand-Alone Trading Valuation: Current: $39.99 Excludes Control Premium 8.3x 10.1x $38.65 $46.80 52-Week Trading Range $38.00 $50.00 Trading Comparables (see page 6) 8.2x 10.8x Based on Management forecast $50.05 $60.18 (1) Sum of the Parts (see page 7) 10.8x 13.0x Based on Management forecast; Separately values FRE, incentive fees and balance sheet Berlin Methodology Precedent Premia Paid (2) Premia Paid Analysis - Current Price 10.7x 11.9x 23.6% - 38.0% Premium $49.42 $55.20 (2) Premia Paid Analysis - Midpoint of Trading Comparables 11.7x 13.1x $54.38 $60.74 23.6% - 38.0% Premium $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 Source: Company filings, Oslo Management, FactSet as of 11/16/2018 Notes: (1) Sum-of-the-parts analysis assumes balance sheet items valued at book (2) Based on 25th percentile to 75th percentile of precedent premiums paid (3) Based on Oslo Management forecasted ENI per share of $4.63 4

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Peer Trading Multiples Benchmarking

PRICE TO ECONOMIC NET INCOME MULTIPLES


2018E Median: 13.3x
2019E Median: 9.4x
2020E Median: 8.4x
12.4x
10.0x
8.6x
15.8x
11.2x
9.3x
10.9x
9.8x
8.4x
21.5x(2)
9.1x
8.4x
NM
9.4x
6.2x
5.8x
Oslo (Management)(1)
ARES
Blackstone
APOLLO
KKR
THE CARLYLE GROUP

PRICE TO DISTRIBUTABLE EARNINGS MULTIPLES


2018E Median: 12.5x
2019E Median: 10.9x
2020E Median: 10.2x
10.3x
9.5x
9.0x
15.9x
14.7x
12.5x
14.0x
10.9x
10.2x
12.5x
9.6x
8.9x
11.3x
12.1x
11.0x
10.3x
6.9x
6.3x
Oslo (Management)(3)
ARES
Blackstone
APOLLO
KKR
THE CARLYLE GROUP
2018E
2019E
2020E

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Source: Oslo Management, FactSet as of 11/16/2018, Wall Street research

Notes:
(1) 2018E, 2019E and 2020E ENI per share of $3.22, $4.00 and $4.63, respectively
(2) Earnings hit driven by poor performance in public portfolio, primarily attributable to large holding in ADT that underperformed in Q1-2018
(3) 2018E, 2019E and 2020E DE per share of $3.88, $4.22 and $4.46, respectively

5

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Trading Comparables Valuation Summary PER SHARE MULTIPLE RANGE MANAGEMENT FORECAST IMPLIED SHARE PRICE RANGE METRIC Current: $39.99 $35.42 $48.30 2018E $3.22 11.0x 15.0x $40.00 $44.00 2019E $4.00 10.0x 11.0x $39.36 $43.99 2020E $4.63 8.5x 9.5x $45.00 $35.00 $40.00 $55.00 $44.62 $58.20 2018E $3.88 11.5x 15.0x $42.20 $59.08 2019E $4.22 10.0x 14.0x 2020E $40.14 $55.75 $4.46 9.0x 12.5x $25.00 $35.00 $45.00 $55.00 $65.00 Source: Company filings, Oslo Management, FactSet as of 11/16/2018 Note: Based on Oslo Management forecast 6 After-Tax Distributable Earnings After-Tax Economic Net IncomePreliminary Draft – Not for Reliance; Subject to Change and Further Review Trading Comparables Valuation Summary PER SHARE MULTIPLE RANGE MANAGEMENT FORECAST IMPLIED SHARE PRICE RANGE METRIC Current: $39.99 $35.42 $48.30 2018E $3.22 11.0x 15.0x $40.00 $44.00 2019E $4.00 10.0x 11.0x $39.36 $43.99 2020E $4.63 8.5x 9.5x $45.00 $35.00 $40.00 $55.00 $44.62 $58.20 2018E $3.88 11.5x 15.0x $42.20 $59.08 2019E $4.22 10.0x 14.0x 2020E $40.14 $55.75 $4.46 9.0x 12.5x $25.00 $35.00 $45.00 $55.00 $65.00 Source: Company filings, Oslo Management, FactSet as of 11/16/2018 Note: Based on Oslo Management forecast 6 After-Tax Distributable Earnings After-Tax Economic Net Income

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Sum-of-the-Parts Analysis

- Methodology based on valuing FRE and incentive income at different multiples, and balance sheet held investments and assets at their carried value
- Berlin's stated methodology of 20x / 10x reflects the high-end of our range, and yields value of $60.18
- Currently, market appears to be giving little weight to this type of methodology

($ in millions, except per share data)	Management Forecast	Illustrative Multiple Range		Implied Equity Value Range	
2019E After-Tax Fee-Related Earnings[1]	$189	15.0x	20.0x[2]	$2,835	$3,780
2019E After-Tax Perf. Fee Earnings[3]	324	8.0x	10.0x[2]	2,594	3,243
Q3'18 Investments in Funds[4]	1,720	1.0x	1.0x	1,720	1,720
Q3'18 After-Tax Net Accrued Incentives[5]	860	1.0x	1.0x	860	860
Q3'18 Net Cash (incl. Preferred)[6]	(133)	1.0x	1.0x	(133)	(133)
Total Equity Value				**$7,876**	**$9,469**
Fully Diluted Shares Outstanding (M)				157.365	157.365
Implied Value Per Share				**$50.05**	**$60.18**
Current Share Price					$39.99
Implied Premium				*25.2%*	*50.5%*

Source: Company filings, Wall Street research, FactSet as of 11/16/2018
Notes: Excludes value attributable to shadow AUM
(1) Net of equity-based compensation. Includes 20% share of Dublin earnings; tax-affected at 10% as per Oslo Management guidance
(2) High end of range based on Berlin September 2018 Investor Day Presentation assumptions
(3) Reflects realized incentive income, net of incentive compensation; tax-affected at 6% as per as per Oslo Management guidance
(4) Reflects total corporate investments of Oslo and operating subsidiaries (excluding Dublin investment, which is accounted for in FRE); does not reflect consolidating eliminations; assumes market value equal to book value for illustrative purposes
(5) Tax-affected at 6% as per Oslo Management guidance
(6) Includes $543M in cash, $470M in treasuries, $746M in debt obligations less $401M in Preferred Equity

P / W / P
PERELLA WEINBERG PARTNERS

7

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Share Price Performance Since IPO



52-Week Trading
$65.00
$60.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
May-12
Nov-12
May-13
Nov-13
May-14
Nov-14
May-15
Nov-15
May-16
Nov-16
May-17
Nov-17
May-18
Nov-18
$43.00
$39.99
52-Week High 02/06/2018: $46.80
52-Week Low 09/06/2018: $38.65
03/04/2014: Announced 5M Class A unit offering though BAML
10/06/2014: Jay Wintrob named CEO effective 11/01/2014
07/28/2015: Announced Q2'15 results (EPS of $0.44 missed estimates 17%); AUM up 13% y-o-y
Global market decline and weakening yields pressure markets
07/28/2016: Announced Q2'16 results (EPS of $0.79 beat estimates by 41%); AUM down 5% LTM
Broad market uplift in anticipation of tax reform and broad deregulation
04/27/2017: Announced Q1'17 results (EPS of $0.82 beat estimates by 6%); lower AUM than estimated
10/26/2017: Announced Q3'17 results (EPS of $0.67 beat estimates by 20%); fee growth delayed
12/20/2017: Passage of the Tax Cuts and Jobs Act
Market uplift following tax-reform
02/07/2018: Announced 5M share secondary through Morgan Stanley

Yearly VWAP	
2017	$45.15
2016	$44.23
2015	$52.10
2014	$52.20
2013	$52.71
2012	$39.41

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 11/16/2018
Note: 52-Week High and Low based on intraday prices

8

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Analysis at Various Prices Current (11/16/18) Price $39.99 $51.00 $52.00 $53.00 $54.00 $55.00 (1) Implied Equity Value $6,293 $8,026 $8,183 $8,340 $8,498 $8,655 Implied Enterprise Value $6,426 $8,159 $8,316 $8,474 $8,631 $8,788 Price / ENI (Management) Metric Implied Multiples 2018E ENI per Share $3.22 12.4x 15.8x 16.1x 16.5x 16.8x 17.1x 2019E ENI per Share $4.00 10.0x 12.8x 13.0x 13.3x 13.5x 13.8x 2020E ENI per Share $4.63 8.6x 11.0x 11.2x 11.4x 11.7x 11.9x Price / DE (Management) Metric Implied Multiples 2018E DE per Share 10.3x 13.1x 13.4x 13.7x 13.9x 14.2x $3.88 2019E DE per Share $4.22 9.5x 12.1x 12.3x 12.6x 12.8x 13.0x 2020E DE per Share $4.46 9.0x 11.4x 11.7x 11.9x 12.1x 12.3x 52-Week Trading Range Price Premium / (Discount) to Trading Range 52-Week High $46.80 (15%) 9% 11% 13% 15% 18% 52-Week Low $38.65 3% 32% 35% 37% 40% 42% Volume-Weighted Average Price VWAP Premium / (Discount) to VWAP 15-Day VWAP (3%) 24% 26% 29% 31% 34% $41.19 30-Day VWAP $41.42 (3%) 23% 26% 28% 30% 33% 90-Day VWAP $41.27 (3%) 24% 26% 28% 31% 33% All-Time High / Low Price Premium / (Discount) IPO Price $43.00 (7%) 19% 21% 23% 26% 28% All-Time High $62.30 (36%) (18%) (17%) (15%) (13%) (12%) All-Time Low $34.00 18% 50% 53% 56% 59% 62% Source: FactSet as of 11/16/2018 Notes: Based on Oslo Management forecast (1) Based on fully diluted shares outstanding of 157.4M 9Preliminary Draft – Not for Reliance; Subject to Change and Further Review Analysis at Various Prices Current (11/16/18) Price $39.99 $51.00 $52.00 $53.00 $54.00 $55.00 (1) Implied Equity Value $6,293 $8,026 $8,183 $8,340 $8,498 $8,655 Implied Enterprise Value $6,426 $8,159 $8,316 $8,474 $8,631 $8,788 Price / ENI (Management) Metric Implied Multiples 2018E ENI per Share $3.22 12.4x 15.8x 16.1x 16.5x 16.8x 17.1x 2019E ENI per Share $4.00 10.0x 12.8x 13.0x 13.3x 13.5x 13.8x 2020E ENI per Share $4.63 8.6x 11.0x 11.2x 11.4x 11.7x 11.9x Price / DE (Management) Metric Implied Multiples 2018E DE per Share 10.3x 13.1x 13.4x 13.7x 13.9x 14.2x $3.88 2019E DE per Share $4.22 9.5x 12.1x 12.3x 12.6x 12.8x 13.0x 2020E DE per Share $4.46 9.0x 11.4x 11.7x 11.9x 12.1x 12.3x 52-Week Trading Range Price Premium / (Discount) to Trading Range 52-Week High $46.80 (15%) 9% 11% 13% 15% 18% 52-Week Low $38.65 3% 32% 35% 37% 40% 42% Volume-Weighted Average Price VWAP Premium / (Discount) to VWAP 15-Day VWAP (3%) 24% 26% 29% 31% 34% $41.19 30-Day VWAP $41.42 (3%) 23% 26% 28% 30% 33% 90-Day VWAP $41.27 (3%) 24% 26% 28% 31% 33% All-Time High / Low Price Premium / (Discount) IPO Price $43.00 (7%) 19% 21% 23% 26% 28% All-Time High $62.30 (36%) (18%) (17%) (15%) (13%) (12%) All-Time Low $34.00 18% 50% 53% 56% 59% 62% Source: FactSet as of 11/16/2018 Notes: Based on Oslo Management forecast (1) Based on fully diluted shares outstanding of 157.4M 9

AppendixAppendix

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Precedent Premia Analysis Summary

- Includes acquisitions of public North American targets since 01/01/2013 (57 total transactions)
  - Equity deal value between $5B and $10B
  - Cash consideration greater than 10% of total
  - Excludes acquisitions of minority stakes

PREMIA BY TIME HORIZON


75th Percentile
37.2%
38.0%
43.3%
23.6%
23.9%
20.3%
25th Percentile
1 - Day
1 - Week
1 - Month
Time Period Prior to Announcement

PREMIA BY QUARTILE – 1-WK PRIOR TO ANNOUNCE.


61.9%
53.3%
34.6%
34.5%
28.8%
29.9%
17.7%
17.8%
1st Quartile
2nd Quartile
3rd Quartile
4th Quartile
Mean
Median

Overall	
Mean	35.7%
Median	32.3%

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 11/15/2018
Note: Excludes premia affected by market rumors prior to deal announcement

11

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Precedent Premium Benchmarks

- Includes acquisitions of public North American targets since 01/01/2013 (57 total transactions)
  - Equity deal value between $5B and $10B
  - Cash consideration greater than 10% of total
  - Excludes acquisitions of minority stakes

Announcement Date	Target	Acquiror	Equity Deal Value ($M)	% Stake Acquired	% Cash Consideration	Premium to Market Price Pre-Annc. 1 Day	1 Week	1 Month
11/8/2018	ARRIS International	CommScope	$5,726	100.0%	100.0%	NM	NM	28.1%
9/10/2018	Integrated Device Technology	Renesas Electronics	6,760	100.0%	100.0%	NM	NM	36.9%
8/8/2018	Dun & Bradstreet	CC Capital	5,387	100.0%	100.0%	15.2%	16.2%	14.3%
6/11/2018	Envision Healthcare	KKR	5,715	100.0%	100.0%	5.4%	8.0%	8.7%
5/7/2018	athenahealth	Veritas Capital Management	5,482	100.0%	100.0%	26.9%	30.6%	15.3%
4/9/2018	AveXis	Novartis	8,795	100.0%	100.0%	88.1%	83.3%	59.2%
3/26/2018	USG	Knauf Gips	6,136	100.0%	100.0%	25.3%	25.0%	22.0%
3/20/2018	MuleSoft	Salesforce.com	7,013	100.0%	80.4%	35.9%	34.3%	43.0%
2/23/2018	Blue Buffalo Pet Products	General Mills	7,943	100.0%	100.0%	17.2%	14.0%	20.4%
2/12/2018	CSRA	General Dynamics	6,877	100.0%	100.0%	32.2%	31.6%	27.0%
1/22/2018	Juno Therapeutics	Celgene	9,900	90.2%	100.0%	NM	78.5%	89.1%
1/22/2018	Validus Holdings	AIG	5,713	100.0%	100.0%	45.5%	45.9%	45.0%
1/11/2018	DST Systems	SS&C Technologies	5,114	100.0%	100.0%	NM	31.7%	37.2%
11/20/2017	Cavium	Marvell Technology	6,389	100.0%	45.9%	NM	NM	22.1%
9/18/2017	Orbital ATK	Northrop Grumman	8,031	100.0%	100.0%	22.2%	23.9%	28.0%
6/19/2017	Rice Energy	EQT	7,588	100.0%	17.3%	35.5%	30.2%	24.0%
5/15/2017	Patheon NV	Thermo Fisher Scientific	5,216	100.0%	100.0%	34.6%	32.2%	35.8%

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 11/16/2018
Note: Excludes premiums affected by market rumors prior to deal announcement

12

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Precedent Premium Benchmarks (cont'd)

Announcement Date	Target	Acquiror	Equity Deal Value ($M)	% Stake Acquired	% Cash Consideration	Premium to Market Price Pre-Annc. 1 Day	1 Week	1 Month
4/3/2017	Panera Bread	JAB Holding	$7,168	100.0%	100.0%	20.3%	24.4%	37.5%
1/9/2017	VCA	Mars	7,682	100.0%	100.0%	31.4%	35.5%	43.8%
1/9/2017	Ariad Pharmaceuticals	Takeda Pharmaceutical	5,471	100.0%	100.0%	74.7%	92.9%	89.3%
11/14/2016	Harman International	Samsung Electronics	8,040	100.0%	100.0%	27.8%	32.6%	39.6%
11/2/2016	Brocade Communications Systems	Broadcom	5,539	100.0%	100.0%	NM	44.9%	34.2%
10/23/2016	BE Aerospace	Rockwell Collins	6,529	100.0%	53.2%	22.5%	22.0%	24.0%
10/4/2016	Endurance Specialty Holdings	Sompo Holdings	6,285	100.0%	100.0%	43.2%	41.7%	40.2%
7/28/2016	NetSuite	Oracle	9,464	100.0%	100.0%	19.0%	33.1%	57.9%
5/16/2016	Anacor Pharmaceuticals	Pfizer	5,205	100.0%	100.0%	55.0%	58.7%	53.4%
3/20/2016	Valspar	Sherwin-Williams	9,384	100.0%	100.0%	34.8%	38.1%	46.7%
2/17/2016	Ingram Micro	Tianjin Tianhai	6,057	100.0%	100.0%	32.2%	38.8%	43.3%
2/16/2016	ADT	Protection One	7,063	100.0%	100.0%	NM	53.3%	45.5%
2/1/2016	Alere	Abbott Laboratories	5,281	100.0%	86.5%	50.5%	47.5%	43.3%
11/2/2015	Dyax	Shire	6,557	100.0%	90.1%	35.5%	33.8%	88.6%
8/24/2015	AGL Resources	Southern Co	8,325	100.0%	100.0%	37.9%	32.5%	39.6%
7/29/2015	Cytec Industries	Solvay	5,580	100.0%	100.0%	28.9%	28.4%	23.9%
7/13/2015	MarkWest Energy Partners	Marathon Petroleum	7,965	100.0%	15.6%	31.6%	35.8%	27.4%
7/2/2015	Health Net	Centene	5,839	100.0%	41.6%	20.8%	20.8%	28.3%
6/10/2015	HCC Insurance	Tokio Marine	7,497	100.0%	100.0%	37.6%	35.1%	34.8%
5/6/2015	Synageva Biopharma	Alexion Pharmaceuticals	9,507	100.0%	47.8%	135.7%	123.7%	143.5%
4/14/2015	PartnerRe	Exor	6,410	91.2%	100.0%	9.1%	14.0%	15.0%
1/22/2015	City National	Royal Bank of Canada	5,491	100.0%	49.9%	25.8%	27.1%	17.6%
12/8/2014	Cubist Pharmaceuticals	Merck	8,419	100.0%	100.0%	37.2%	34.9%	44.9%

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 11/16/2018
Note: Excludes premiums affected by market rumors prior to deal announcement

13

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Precedent Premium Benchmarks (cont'd)

Announcement Date	Target	Acquiror	Equity Deal Value ($M)	% Stake Acquired	% Cash Consideration	Premium to Market Price Pre-Annc. 1 Day	1 Week	1 Month
11/3/2014	Covance	Laboratory Corp of America	$6,422	100.0%	70.7%	31.6%	29.9%	29.9%
9/29/2014	Athlon Energy	EnCana	5,927	100.0%	100.0%	25.2%	32.1%	25.7%
9/21/2014	Dresser-Rand Group	Siemens	6,687	100.0%	100.0%	NM	22.0%	21.4%
9/18/2014	Concur Technologies	SAP	8,593	100.0%	100.0%	NM	NM	29.0%
7/28/2014	Family Dollar Stores	Dollar Tree	9,195	100.0%	75.0%	22.8%	22.6%	11.5%
7/15/2014	Rockwood Holdings	Albemarle	5,867	100.0%	63.9%	13.0%	12.9%	13.9%
6/23/2014	Integrys Energy Group	Wisconsin Energy	5,725	100.0%	26.7%	17.3%	21.9%	23.6%
6/23/2014	MICROS Systems	Oracle	5,259	100.0%	100.0%	NM	17.8%	29.6%
6/16/2014	tw telecom	Level 3 Communications	5,922	100.0%	23.3%	12.4%	22.2%	26.5%
6/3/2014	Protective Life	Dai-ichi Life Insurance	5,708	100.0%	100.0%	NM	34.5%	36.6%
5/29/2014	Hillshire Brands	Tyson Foods	7,981	100.0%	100.0%	11.1%	38.0%	41.4%
4/30/2014	Pepco Holdings	Exelon	6,872	100.0%	100.0%	19.6%	26.7%	34.6%
4/7/2014	Questcor Pharmaceuticals	Mallkrodt	6,041	100.0%	32.1%	26.8%	32.6%	30.4%
3/6/2014	Safeway	Albertson's	8,353	100.0%	100.0%	NM	NM	17.0%
12/16/2013	LSI	Avago Technologies	6,603	100.0%	100.0%	41.0%	37.7%	35.6%
9/9/2013	Molex	Koch Industries	7,117	100.0%	100.0%	55.9%	56.8%	49.3%
5/29/2013	NV Energy	Berkshire Hathaway	5,651	100.0%	100.0%	20.3%	15.5%	10.9%
25th Percentile						20.3%	23.6%	23.9%
Median						28.9%	32.3%	34.2%
Mean						33.2%	35.7%	36.6%
75th Percentile						37.2%	38.0%	43.3%

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 11/16/2018
Note: Excludes premiums affected by market rumors prior to deal announcement

14

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. Perella Weinberg Partners LP, Tudor, Pickering, Holt & Co. Securities, Inc., and Tudor, Pickering, Holt & Co. Advisors, LLC are each members of FINRA (www.finra.org) and SIPC. 15Preliminary Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. Perella Weinberg Partners LP, Tudor, Pickering, Holt & Co. Securities, Inc., and Tudor, Pickering, Holt & Co. Advisors, LLC are each members of FINRA (www.finra.org) and SIPC. 15